Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli (323) 468-2300 meet@mkr-group.com

MeetMe Announces Proposed Public Offering of Common Stock

NEW HOPE, Pa., July 22, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today announced its intention to offer shares of its common stock in an underwritten public offering. MeetMe expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover overallotments, if any. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

JMP Securities is acting as the sole book-running manager and Janney Montgomery Scott LLC and Northland Capital Markets are serving as co-managers.

MeetMe expects to use the net proceeds from the offering for working capital and other general corporate purposes.

The offering is being made pursuant to an effective shelf registration statement (333-190535) previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying base prospectus describing the terms of the offering will be filed with the SEC. Before investing in MeetMe, you should read the prospectus supplement and the accompanying prospectus, and other documents that MeetMe has filed or will file with the SEC, for information about MeetMe and this offering.

When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985.

The preliminary prospectus supplement and accompanying prospectus also will be available on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With approximately 75 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding whether the offering will close as anticipated, and the actual size and terms of the offering, and the proposed use of proceeds. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2013 and the Preliminary Prospectus Supplement (Rule 424(b)(2)) as filed on July 22, 2014.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.